UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________________________________________
FORM 8-K
 ____________________________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 11, 2017 (December 11, 2017)
 ____________________________________________________________________
OASIS PETROLEUM INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-34776	80-0554627
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1001 Fannin Street, Suite 1500 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (281) 404-9500
Not Applicable.
(Former name or former address, if changed since last report)
____________________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01    Entry into a Material Definitive Agreement.

Permian Basin Acquisition
On December 11, 2017, Oasis Petroleum Inc. (the “Company”) and Oasis Petroleum Permian LLC, a wholly owned subsidiary of the Company, entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with Forge Energy, LLC (“Forge Energy”). Pursuant to the Purchase Agreement, the Company will acquire from Forge Energy approximately 20.3 thousand net acres in the Permian Basin (the “Acquisition”) for a purchase price of approximately $946 million (the “Purchase Price”), consisting of approximately $483 million in cash and 46 million shares of the Company’s common stock, valued at approximately $463 million as of the close of trading on December 8, 2017. The Company will pay to Forge Energy a deposit of approximately $47 million in cash contemporaneously with the execution of the Purchase Agreement. The effective date for the Acquisition is December 1, 2017 and the transaction is expected to close in February 2018. The transaction is subject to customary closing conditions. The Purchase Agreement contains customary representations and warranties, covenants, indemnification and termination provisions. The Purchase Agreement contains various purchase price adjustments to be calculated as of the closing date. The Company expects to fund the cash portion of the Purchase Price with borrowings under the Company’s revolving credit facility and/or through capital markets transactions, including the sale of debt or equity securities. Additionally, the Company expects to divest approximately $500 million of non-core Williston Basin acreage in 2018. In connection with the closing of the Acquisition, the Company and Forge Energy will enter into a Registration Rights Agreement that will grant the equity holders of Forge Energy certain customary registration rights for the stock portion of the Purchase Price. In its evaluation of the Acquisition, the Company’s Board of Directors (the “Board”) hired a nationally recognized investment banking advisory firm to advise them and render an opinion as to the fairness of the Acquisition.
The Acquisition represents the Company’s initial entry into the Permian Basin. The assets underlying the Acquisition are primarily located in the Bone Spring and Wolfcamp formations of the Delaware sub-basin, across Ward, Winkler, Loving and Reeves Counties, Texas. The Acquisition assets produced approximately 3,500 barrels of oil equivalent per day in November 2017. The Acquisition consists of 40.5 thousand gross and 20.3 thousand net acres and approximately 507 net core drilling locations. The following table provides detail on key operational highlights for the Company and the Acquisition:

	Oasis Stand-Alone(1)	Acquisition	Pro Forma Combined
Net acreage (thousands)	517.8	20.3	538.1
Gross Core Op Inventory Estimate	770	601	1,371
Net Core Inventory Estimate	483	507	990
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(1)	The Company's Williston net acreage is as of December 31, 2016.
The Company cannot assure you that it will complete the Acquisition on the terms contemplated in this Current Report on Form 8-K or at all. Thomas B. Nusz, the Company’s Chairman and Chief Executive Officer, and Taylor L. Reid, the Company’s President and Chief Operating Officer, hold a 0.25% and 0.125% membership interest, respectively, in Forge Energy. Due to this interest, Mr. Nusz and Mr. Reid recused themselves from the vote of the Board approving the Acquisition. In addition, Douglas E. Swanson, Jr., a former member of the Board, is a Managing Partner of EnCap Investments L.P., which, through one or more affiliates, owns a substantial interest in Forge Energy. Due to this interest, Mr. Swanson did not participate in any of the discussions of the Board with respect to the Acquisition, recused himself from the vote of the Board approving the Acquisition and resigned as a member of the Board immediately prior to the Company entering into the Purchase Agreement. See Item 5.02 below for more information.
The foregoing description of the Purchase Agreement is a summary only and is qualified in its entirety by reference to the complete text of the Purchase Agreement, a copy of which is attached as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 3.02 Unregistered Sales of Equity Securities.
Pursuant to the Purchase Agreement, the Company will issue 46 million shares of common stock as a portion of the consideration for the Acquisition, subject to the terms and conditions set forth in the Purchase Agreement. The issuance of such securities will be made in reliance upon an exemption from registration provided under Section 4(a)(2) of the Securities Act of 1933, as amended (the "Securities Act"). The Acquisition is expected to close in February 2018, subject to the satisfaction of customary closing conditions.
The information set forth in Item 1.01 with respect to the Acquisition is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As described in Item 1.01 above, on December 11, 2017, prior to the signing of the Purchase Agreement, Douglas E. Swanson, Jr., a member of the Board, resigned from the Board, effectively immediately. Mr. Swanson’s decision to resign from the Board was not the result of any disagreement with the Company.

Item 7.01 Regulation FD Disclosure.
On December 11, 2017, the Company issued a press release announcing the execution of the Purchase Agreement related to the Acquisition and select operational and preliminary financial results and guidance from the fourth quarter of 2017. The press release is furnished herewith as Exhibit 99.1.
The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any filing under the Securities Act unless specifically identified therein as being incorporated therein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description of Exhibit

2.1*	Purchase and Sale Agreement, dated December 11, 2017, between the Company and Forge Energy, LLC.
99.1	Press Release dated December 11, 2017.
*
Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company undertakes to furnish supplemental copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OASIS PETROLEUM INC. (Registrant)

Date: December 11, 2017	By:	/s/ Nickolas J. Lorentzatos
Nickolas J. Lorentzatos
Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

2.1*	Purchase and Sale Agreement, dated December 11, 2017, between the Company and Forge Energy, LLC.
99.1	Press Release dated December 11, 2017.
*
Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company undertakes to furnish supplemental copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission